UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 12, 2014

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Definitive Agreement.

On September 12, 2014, PSM Holdings, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Jeffrey R. Smith, a director of the Company (the “Lender”). Under the terms of the Loan Agreement, the Lender agreed to loan $120,000 for operating expenses of the Company and its operating subsidiary, as well as to fund growth of the Company. The funds were received by the Company on September 12, 2014. The loan is evidenced by a 10% Convertible Promissory Note (the “Note”) which bears interest at 10% per annum and matures September 12, 2015, unless extended through mutual consent. The Note is convertible at the per share rate of common stock sold pursuant to a Qualified Offering by the Company. The term “Qualified Offering” means one or more offerings (whether or not proceeds are received by the Company pursuant to such offering) of debt or equity securities of the Company to non-affiliates in the aggregate amount of at least $1,000,000 commenced after the Note issuance date. The conversion price is determined by the lowest of either the offering price per common share or the conversion or exercise price for common stock in any such Qualified Offering. In addition, the Lender received four tenths (0.40) of one common stock purchase warrant (the “Warrants”) for each $1.00 loaned to the Company (totaling 48,000 Warrants). Each five-year Warrant is exercisable at $0.40 per share, subject to adjustment in the event of the issuance of additional common shares or common stock equivalents at less than the exercise price. The Warrants also provide for cashless exercise. The Warrants are not transferable or assignable without the prior consent of the Company.

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Loan Agreement and the issuance of the Note create direct financial obligations of the Company as described in Item 1.01 above. The information in response to Item 1.01 above in regard to the Loan Agreement and the Note is incorporated into this item.

Item 3.02                 Unregistered Sales of Equity Securities.

In connection with the Company’s debt financing through the sale of the Note and Warrants (collectively the “Securities”) under the Loan Agreement disclosed in Item 1.01 above, the Company issued a Note in the principal amount of $120,000 and issued 48,000 Warrants in return for loaned funds of $120,000 received by the Company. The Securities were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. The investor was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Commission. The investor delivered appropriate investment representations with respect to the transaction and consented to the imposition of restrictive legends upon the share and Warrant certificates and the Note. The investor was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction. No selling commissions or other remuneration was paid in connection with the sale of the Securities.

Item 9.01                 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Loan Agreement dated September 12, 2014
99.2	10% Convertible Promissory Note
99.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: September 17, 2014	By:	/s/ Kevin Gadawski
Kevin Gadawski, President

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